Frank Leto Mike Harrington Liam Brickley President and Chief Executive Officer Chief Financial Officer Chief Credit Officer Fourth Quarter 2020 Earnings Review

4th Quarter 2020 Earnings Review2 Forward Looking Statements This presentation contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Bryn Mawr Bank Corporation’s (the “Corporation”) future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “strategy,” “forecast,” “project,” “annualized,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different. Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. The COVID-19 pandemic (the “Pandemic”) is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates or turbulence in domestic or global financial markets, could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the Pandemic or changes in the Presidential administration, could affect us in substantial and unpredictable ways. Other factors include, among others, our need for capital; our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss model, which has changed how we estimate credit losses and may result in further increases in the required level of our allowance for credit losses; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; social or civil unrest; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; the impact of public health issues and pandemics, and their effects on the economic and business environments in which we operate; the effect of the Pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; and other factors as described in our securities filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements and information set forth herein are based on Corporation management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements. For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC, including our most recent Quarterly Report on Form 10-Q. Member FDIC. Equal Housing Lender. Securities, insurance, foreign exchange, and derivatives products are not a deposit, not FDIC insured, not bank guaranteed, not insured by any federal government agency, and may lose value. Statement on Non-GAAP Measures: The Corporation uses certain non-GAAP financial measures in its analysis of the Corporation’s performance, and believes that the presentation of certain non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

4th Quarter 2020 Earnings Review3 Full Year & Fourth Quarter 2020 Recap ➢ 4th Quarter 2020: Reported net income of $15.5 million or $0.78 diluted earnings per share ➢ Full Year 2020: Reported net income of $32.6 million or $1.63 diluted earnings per share ➢ Wealth assets under management hit a record $18.9 billion, growing 10% quarter over quarter, and 15% year over year ➢ BMT Delaware grew over 26% in 2020 ➢ Completed several initiatives including the execution on permanent office- space reductions, client facing technological enhancements, and PPP portfolio sale ➢ Expanded lending team with the hire of a Managing Director of Commercial Banking with a focus on southern New Jersey region

4th Quarter 2020 Earnings Review4 4th Quarter 2020 Results *Non-GAAP measure, see reconciliation on slides 15-16 Income Statement 4Q20 3Q20 % Change $ in thousands, except share and per share data Net interest income $35,037 $35,032 0% (Release of) provision for credit losses (1,209) 4,101 -129% Net interest income after provision 36,246 30,931 17% Noninterest income 22,006 21,099 4% Total noninterest expense 38,624 35,197 10% Income before income taxes 19,628 16,833 17% Income tax expense 4,094 3,709 10% Net income $15,534 $13,124 18% Net loss attributable to noncontrolling interest (3) (40) 93% Net income attributable to Bryn Mawr Bank Corporation $15,537 $13,164 18% Diluted earnings per common share $0.78 $0.66 Weighted average diluted shares 20,027,658 20,021,617 Financial Metrics Core return on average assets* 1.20% 1.02% Core return on tangible equity* 15.42% 13.47% Efficiency ratio* 64.81% 61.16% Tax-equivalent net interest margin 3.04% 3.03%

4th Quarter 2020 Earnings Review5 Full Year 2020 Results *Non-GAAP measure, see reconciliation on slides 15-16 Income Statement FY 2020 FY 2019 % Change $ in thousands, except share and per share data Net interest income $143,787 $147,641 -3% Provision for credit losses 41,677 8,595 385% Net interest income after provision 102,110 139,046 -27% Noninterest income 81,971 82,184 0% Total noninterest expense 142,727 146,427 -3% Income before income taxes 41,354 74,803 -45% Income tax expense 8,856 15,607 -43% Net income $32,498 $59,196 -45% Net loss attributable to noncontrolling interest (75) (10) -650% Net income attributable to Bryn Mawr Bank Corporation $32,573 $59,206 -45% Diluted earnings per common share $1.63 $2.93 Weighted average diluted shares 20,042,345 20,233,371 Financial Metrics Core return on average assets* 0.65% 1.34% Core return on tangible equity* 8.72% 17.10% Efficiency ratio* 60.96% 60.10% Tax-equivalent net interest margin 3.16% 3.55%

Balance Sheet - Liquidity - Capital

Balance Sheet ($ millions)	4Q20	3Q20	4Q19
Assets			
Total Assets	$5,432	$5,047	$5,263
Total Portfolio Loans & Leases	3,628	3,677	3,689
ACL on Loans and Leases	(53.7)	(56.4)	(22.6)
Liquidity			
Noninterest bearing deposits	$1,402	$1,230	$898
Interest-bearing deposits	2,974	2,783	2,944
Short-term borrowings	72	23	493
Loan-to-Deposit Ratio	82.9%	91.6%	96.0%
Capital			
Total shareholders' equity	$622	$613	$612
Corp. Tier 1 leverage ratio	9.03%	8.75%	9.33%
Corp. CET1 ratio	11.28%	10.92%	10.86%
Tangible book value per common share*	$21.22	$20.69	$20.36

Note: Capital ratios for the current quarter are preliminary until the Call Reports are filed
*Non-GAAP measure, see reconciliation on slide 16

4Q 2020 Assets

- Loan portfolio decreased 1.3% between linked quarters and 1.7% year over year
- Decrease to the allowance driven by a release in the provision for credit losses due to an improvement in current and forward-looking economic conditions, primarily PA unemployment

4Q 2020 Liquidity

- Deposits increased 9% from the linked quarter and 14% year over year
  - Deposit costs have declined for 5 consecutive quarters
- Available wholesale liquidity:
  - Holding Company liquidity in excess of $100 million
  - Available borrowing capacity is approximately $1.9 billion

4Q 2020 Capital

- Bank and Corporation capital remain above well-capitalized
- Stock buyback program is authorized with over 700k shares in capacity
- The full year shareholder dividend has increased for the 10th consecutive year

BMT BRYN MAWR TRUST

6

4th Quarter 2020 Earnings Review

4th Quarter 2020 Earnings Review7 Charge-Offs • Net charge-offs increased $153 thousand as compared to the third quarter 2020 • Net charge-offs as a percent of average loans and leases increased 1 basis points between linked quarters • Nonperforming loans and leases decreased $3.3 million, or 38%, compared to the linked quarter Provision under CECL • The provision decreased by $5.3 million as compared to the linked quarter due to changes to current and forward-looking economic conditions, particularly the Pennsylvania unemployment rate $400 $4,073 $3,398 $2,187 $2,340 0.04% 0.44% 0.35% 0.24% 0.25% 0.00% 0.50% 1.00% $0 $1,500 $3,000 $4,500 4Q19 1Q20 2Q20 3Q20 4Q20 Net Charge-Offs ($000) Net Charge-offs NCOs/Average loans & leases (annualized) Asset Quality $2,404 $35,350 $3,435 $4,101 -$1,209 0.61% 1.44% 1.48% 1.53% 1.48% -$10,000 $0 $10,000 $20,000 $30,000 $40,000 4Q19 1Q20 2Q20 3Q20 4Q20 Provision for Credit Losses ($000) (Release of) provision for credit losses ($000) ACL / portfolio loans Incurred Loss Model CECL

4th Quarter 2020 Earnings Review8 2021 Outlook ➢ Continued uncertainty and potential for ongoing volatility ➢ Margin stabilizing but pressure could return ➢ Anticipate Fed keeping short-term rates low ➢ Excess liquidity causing additional pressure on loan yields ➢ Steepening yield curve is positive should it hold ➢ Loan growth likely to be muted in first half of 2021 ➢ Provision for credit losses highly dependent on path of recovery ➢ Expense growth expected to be minimal versus prior year

4th Quarter 2020 Earnings Review9 Primarily commercial mortgage loans with 84% Pass- rated ➢Average originated LTV: 64% ➢Average loan size: $1.8 million ➢ 4% of portfolio in deferral ➢ Located in all 50 states and Washington D.C. ➢Average lease size: $24 thousand ➢ 1% of portfolio in deferral Leasing Portfolio (4%)CRE - Nonowner Occupied (40%) Loan Portfolio Segments CRE - Nonowner Occupied, 40% Residential Mortgages, 18% CRE - Owner- Occupied, 16% C&I, 12% HELOCs, 5% Leases, 4% Other, 1% Data as of December 31, 2020

4th Quarter 2020 Earnings Review10 Lines of credit usage decreased 8.6%, or $63.4 million, since September 30, 2020. Commercial Real Estate-Sector ($000) Size % of Total Loans Avg. Loan Size Retail $344,321 9.5% $1,602 Multifamily 319,018 8.8% 1,302 Flex 235,516 6.5% 1,071 Office 235,571 6.5% 1,798 Hospitality 87,777 2.4% 3,251 CRE Sector Rating Lines of Credit Usage Specialized Sector Exposures CRE-Sector Pass Pass Watch Special Mention Substandard Retail 73% 15% 4% 8% Multifamily 97% 1% 2% 0% Flex 95% 2% 2% 1% Office 96% 3% 1% 0% Hospitality 0% 7% 18% 75% *as of December 31, 2020 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% Commercial Construction Consumer HELOC Master Commitment Small Business 12/31/2019 6/30/2020 12/31/2020

4th Quarter 2020 Earnings Review11 Deferral & Classified/Criticized Loan Summary $67 $61 $155 $176 $153 $87 $76 $210 $224 $222 33.8% 26.0% 4Q19 1Q20 2Q20 3Q20 4Q20 $ i n m il li o n s Total Classified Loans & Leases Total Criticized Loans & Leases ACL / Classified Loans & Leases ACL / Criticized Loans & Leases ➢ Total active deferrals were $75 million, or 2.1% of total loans as of December 31, 2020 ➢ 87%+ of commercial loans in deferral were making interest-only payments as of December 31, 2020 Loan Category % in Deferral as of June 30, 2020 % in Deferral as of September 30, 2020 % in Deferral as of December 31, 2020 Commercial & Industrial 17% 7% 1% Construction 10% 4% 0% Consumer 1% 0% 0% CRE - Nonowner-Occupied 28% 13% 4% CRE - Owner-Occupied 29% 10% 2% HELOC 3% 2% 0% Residential 13% 8% 1% Leases 16% 6% 1% Total Portfolio 21% 9% 2%

4th Quarter 2020 Earnings Review12 COVID-19 Deferrals – All Loan Types • Information is based on the aggregate outstanding principal amount of loans as of December 31, 2020 that were in deferral in prior periods and/or are anticipated to be in deferral in future periods • Deferral information with respect to periods after 12/31/2020 and related comments constitute forward looking statements and are based on management’s current expectations and beliefs. There can be no guarantee that the deferral rates that are depicted for periods after 12/31/2020 will be realized, and if not, to what extent they will differ from the depiction above. The Corporation undertakes no obligation to revise or release any revision or update to these forward-looking statements

4th Quarter 2020 Earnings Review13 COVID-19 Deferrals – All Loan Types • Information is based on the aggregate outstanding principal amount of loans as of December 31, 2020 that were in deferral in prior periods and/or are anticipated to be in deferral in future periods • Deferral information with respect to periods after 12/31/2020 and related comments constitute forward looking statements and are based on management’s current expectations and beliefs. There can be no guarantee that the deferral rates that are depicted for periods after 12/31/2020 will be realized, and if not, to what extent they will differ from the depiction above. The Corporation undertakes no obligation to revise or release any revision or update to these forward-looking statements

4th Quarter 2020 Earnings Review14 COVID-19 Deferrals – Nonowner-Occupied CRE • Information is based on the aggregate outstanding principal amount of loans as of December 31, 2020 that were in deferral in prior periods and/or are anticipated to be in deferral in future periods • Deferral information with respect to periods after 12/31/2020 and related comments constitute forward looking statements and are based on management’s current expectations and beliefs. There can be no guarantee that the deferral rates that are depicted for periods after 12/31/2020 will be realized, and if not, to what extent they will differ from the depiction above. The Corporation undertakes no obligation to revise or release any revision or update to these forward-looking statements

15 Non-GAAP Reconciliation As of or For the Three Months Ended As of or For the Twelve Months Ended $ thousands December 31, 2020 September 30, 2020 December 31, 2020 December 31, 2019 Reconciliation of Net Income to Net Income (core): Net income (loss) attributable to BMBC (a GAAP measure) $ 15,537 $ 13,164 $ 32,573 $ 59,206 Less: Tax-effected non-core noninterest income: Gain on sale of PPP loans - - (1,905) - BMT Investment Advisers wind-down costs - - 1,744 - Gain on sale of buildings (1,813) - (1,813) - Add: Tax-effected non-core noninterest expense items: Voluntary years of service incentive program expenses - - - 3,553 BMT Investment Advisers wind-down costs - - 100 - Severance associated with staff reduction - - 425 - Gain on early lease termination (107) - (107) - Impairment of long-lived assets 1,268 - 1,268 - Disposal expense of premise and equipment 633 - 633 - Net income (loss) (core) (a non-GAAP measure) $ 15,518 $ 13,164 $ 32,918 $ 62,759 Calculation of Return on Average Tangible Equity (core): Net income (loss) (core) (a non-GAAP measure) $ 15,518 $ 13,164 $ 32,918 $ 62,759 Add: Tax-effected amortization and impairment of intangible assets 687 687 2,818 3,003 Net tangible income (loss) (core) (numerator) $ 16,205 $ 13,851 $ 35,736 $ 65,762 Average shareholders' equity $ 617,258 $ 609,193 $ 610,521 $ 588,955 Less: Average Noncontrolling interest 769 739 725 690 Less: Average goodwill and intangible assets (200,060) (200,931) (201,389) (205,143) Net average tangible equity (denominator) $ 417,967 $ 409,001 $ 409,857 $ 384,502 Return on tangible equity (core) (a non-GAAP measure) 15.42% 13.47% 8.72% 17.10% Calculation of Return on Average Assets (core) Return on average assets (GAAP) 1.21% 1.02% 0.64% 1.26% Effect of adjustment to GAAP net income to core net income -0.01% 0.00% 0.01% 0.08% Return on average assets (core) 1.20% 1.02% 0.65% 1.34%

16 Non-GAAP Reconciliation As of or For the Three Months Ended As of or For the Twelve Months Ended $ thousands December 31, 2020 September 30, 2020 December 31, 2020 December 31, 2019 Calculation of Efficiency Ratio*: Noninterest expense $ 38,624 $ 35,197 $ 142,727 $ 146,427 Less: certain noninterest expense items: Amortization of intangibles (869) (870) (3,567) (3,801) Voluntary years of service incentive program expenses - - - (4,498) BMT Investment Advisers, Inc. wind-down costs - - (127) - Severance associated with staff reduction - - (538) - Gain on early lease termination 135 - 135 - Impairment of long-lived assets (1,605) - (1,605) - Disposal expense of premises and equipment (801) - (801) - Noninterest expense (adjusted) (numerator) $ 35,484 $ 34,327 $ 136,224 $ 138,128 Noninterest income $ 22,006 $ 21,099 $ 81,971 $ 82,184 Less: non-core noninterest income items: Gain on sale of PPP loans - - - - BMT Investment Advisers, Inc. wind-down costs - - - - Gain on sale of building (2,295) - (2,295) - Noninterest income (core) $ 19,711 $ 21,099 $ 79,676 $ 82,184 Net interest income 35,037 35,032 143,787 147,641 Noninterest income (core) and net interest income (denominator) $ 54,748 $ 56,131 $ 223,463 $ 229,825 Efficiency ratio 64.81% 61.16% 60.96% 60.10% * In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded. As of or For the Three Months Ended $ thousands December 31, 2020 September 30, 2020 December 31, 2019 Calculation of tangible book value per common share: Total shareholders' equity $ 622,322 $ 612,617 $ 612,227 Less: Noncontrolling interest 770 767 695 Less: Goodwill and intangible assets (199,576) (200,445) (203,143) Net tangible equity (numerator) $ 423,516 $ 412,939 $ 409,779 Shares outstanding , end of period (denominator) 19,960,294 19,958,186 20,126,296 Tangible book value per common share (a non-GAAP measure) $ 21.22 $ 20.69 $ 20.36